UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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EVERGREEN SOLAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EVERGREEN SOLAR, INC.
138 Bartlett Street
Marlboro, Massachusetts 01752

NOTICE OF ANNUAL MEETING
To Be Held on June 8, 2006

To the Stockholders of Evergreen Solar, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Evergreen Solar, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m., local time, on Thursday, June 8, 2006, at the Royal Plaza Hotel & Trade Center, 181 Boston Post Road West, Marlboro, MA 01752, to consider and act upon the following proposals:

1.  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

2.  To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only Stockholders of record at the close of business on April 10, 2006 are entitled to notice of and to vote at the Annual Meeting.

All Stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to submit your proxy as promptly as possible by following the instructions on the enclosed proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any Stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Donald M. Muir
Secretary

Marlboro, Massachusetts
April 27, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

EVERGREEN SOLAR, INC.
138 Bartlett Street
Marlboro, MA 01752

PROXY STATEMENT

April 27, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Evergreen Solar, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, June 8, 2006 (the “Annual Meeting”) at 11:00 a.m., local time, at the Royal Plaza Hotel & Trade Center, 181 Boston Post Road West, Marlboro, MA 01752, or at any adjournments or postponements thereof. Our Annual Report to Stockholders for the fiscal year ended December 31, 2005, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying notice and form of proxy are being mailed to stockholders on or about May 2, 2006.

Record Date and Share Ownership

The Board of Directors has fixed the close of business on April 10, 2006 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment thereof. As of April 10, 2006 an aggregate of 66,140,682 shares of our common stock were issued and outstanding.

Voting and Proxies

The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.

Voting Procedures for Record Holders.  If you hold a stock certificate in your name for our common stock, you are the owner of record. If you attend the meeting, you may vote in person. If you want to vote by proxy, there are three ways you may vote, each of which is valid under Delaware law, our state of incorporation:

1.	Access the Internet address on the proxy card and follow the instructions at that site,

2.	Call the toll-free telephone number listed in the voting instructions attached to the proxy card and follow the telephone prompts OR

3.	Complete, sign, date, and return the enclosed proxy card to the address provided on the proxy card

Please have the voting form in hand when voting by Internet or telephone.

Voting Procedures for Shares in Street Name.  If your shares of our common stock are held in the name of a brokerage house or financial institution, you are a beneficial owner and the brokerage house or the financial institution holding your shares is the record holder. This is often referred to as being held in “street name.” You must follow the voting directions given by the brokerage or financial institution.

Revocation of Proxy.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy to be revoked, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Evergreen Solar, Inc., 138 Bartlett

Street, Marlboro, MA 01752, Attention: Donald M. Muir, Secretary, at or before the taking of the vote at the Annual Meeting.

Quorum and Votes Required

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted as present or represented for purposes of determining the presence of a quorum.

All proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

The persons named as attorneys-in-fact in the proxies, Richard M. Feldt and Donald M. Muir, were selected by the Board of Directors and are executive officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This proxy statement and form of proxy are being sent to you in connection with this request and have been prepared for the Board of Directors by our management.

Proxy Solicitation Costs

The Company is bearing the cost of preparing, assembling, printing and mailing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charge that you incur. If you choose to vote by telephone, you are responsible for charges you may incur.

Other Information

Our Annual Report on Form 10-K for the fiscal year 2005 is being mailed to stockholders along with this Proxy Statement. STOCKHOLDERS MAY REQUEST ANOTHER FREE COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR 2005, EXHIBITS THERETO AND OTHER FINANCIAL INFORMATION BY CONTACTING EVERGREEN SOLAR, INC., 138 BARTLETT STREET, MARLBORO, MA 01752, ATTENTION: DONALD M. MUIR, SECRETARY.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 10, 2006, or the measurement date, by: (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and named executive officers as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752.

The following table is based on information supplied by our officers, directors, principal stockholders and Schedules 13D and 13G filed with the United States Securities and Exchange Commission (the “SEC”). The number of shares of our common stock beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the SEC. Under the SEC rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also includes any shares that the individual or entity has the right to acquire on or before June 9, 2006 through the exercise of stock options or warrants, and any reference in the footnotes to this table to shares subject to stock options or warrants refers only to stock options or warrants that are so exercisable. For purposes of computing the percentage of outstanding shares of our common stock held by each person or entity, any shares that such person or entity has the right to acquire on or before June 9, 2006 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the stockholders named in this table have sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned. The inclusion in the table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is care of Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752.

	Number of Shares	Percentage of
	Beneficially	Shares of
Name and Address of Beneficial Owner	Owned(1)	Common Stock(2)

5% Stockholders:
FMR Corp Entities(3)	9,300,100	14.1%
82 Devonshire Street Boston, MA 02109
CNH CA Master Account, L.P.(4)	4,262,517	6.1%
Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830
Current Named Executive Officers and Directors:
Richard M. Feldt(5)	1,243,490	1.9%
Richard G. Chleboski(6)	402,084	*
Gary T. Pollard	104,000	*
Dr. J. Terry Bailey(7)	130,000	*
Dr. Brown F. Williams(8)	321,160	*
Donald M. Muir	150,000	*
Timothy Woodward(9)	94,064	*
Philip J. Deutch(10)	49,930	*
Michael El-Hillow(11)	20,506	*
Allan H. Cohen(12)	23,749	*
Edward Grady(13)	19,999	*
Dr. Gerald L. Wilson(14)	24,014	*
All current executive officers and directors as a group (12 persons)(15)	2,582,996	3.8%

*	Less than one percent of the outstanding shares of class.

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)	Applicable percentage ownership is based upon 66,140,682 shares of common stock outstanding as of the measurement date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days after the measurement date are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, as the case may be, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Based solely on reports filed by the entity with the Securities and Exchange Commission, includes 8,586,610 shares of common stock held by Fidelity Management & Research Company and 36,900 shares held by Fidelity Management Trust Company. Also includes 676,590 shares of common stock issuable upon conversion of currently convertible 4.375% Convertible Subordinated Notes.

(4)	Based solely on reports filed by the entity with the Securities and Exchange Commission, consists of 4,262,517 shares of common stock issuable upon conversion of currently convertible 4.375% Convertible Subordinated Notes.

(5)	Includes 800,500 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(6)	Includes 294,511 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(7)	Includes 30,000 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(8)	Includes 120,460 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(9)	Includes 69,391 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date and 24,673 shares of common stock held by the Woodward Revocable Trust.

(10)	Includes 49,930 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(11)	Includes 8,956 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(12)	Includes 23,749 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(13)	Includes 19,999 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(14)	Consists of 24,014 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(15)	For purposes of calculating the Percentage of Shares of common stock outstanding, the number of shares beneficially owned includes 1,441,509 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and holders of more than 10% of our common stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2005, we believe that all Reporting Persons complied with Section 16(a) filing requirements during the year ended December 31, 2005, with the following exceptions:

•	One late filing by each of Nth Power Technologies Entities and RockPort Capital Entities (10% holders) who due to an administrative error failed to satisfy their respective reporting requirements.

•	Six Form 4 reports were filed late for March 2005 stock option grants to Dr. Brown Williams, Gary Pollard, John McCaffrey, Richard Chleboski, Richard Feldt and Dr. J. Terry Bailey, due to an administrative error by the Company.

•	One Form 4 report was late in connection with a stock sale by Dr. William Sommers, due to an administrative error by the Company.

•	Five Form 4 reports were filed late for stock option grants to Timothy Woodward, Philip Deutch, Dr. William Sommers, Michael El-Hillow and Charles McDermott due to an administrative error by the Company.

•	Two Form 4 reports were filed late in connection with stock sales by Jack Hanoka and Mark Farber due to an administrative error by the Company.

•	One Form 4 report was filed late in connection with a stock sale by Charles McDermott due to an administrative error by the Company’s legal counsel.

•	One Form 4 report was filed late in connection with a stock sale by Philip Deutch due to an administrative error by the Company’s legal counsel.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the ages (as of the date of the Annual Meeting) and present positions for the current directors who will continue to serve as directors beyond the Annual Meeting, and our current executive officers. Each officer shall serve until his or her successor is elected and qualified.

Name	Age	Position

Richard M. Feldt	55	Chief Executive Officer, President and Director
Donald M. Muir	49	Vice President, Chief Financial Officer, Secretary and Treasurer
Richard G. Chleboski	40	Vice President, Worldwide Expansion
Dr. Brown F. Williams	65	Vice President, Research and Development
Gary T. Pollard	46	Vice President, Human Resources
Dr. J. Terry Bailey	52	Senior Vice President, Marketing and Sales
Michael El-Hillow(1)(2)	54	Chairman of the Board of Directors
Allan H. Cohen(1)(3)	56	Director
Edward C. Grady(4)(5)	59	Director
Dr. Gerald L. Wilson(3)	67	Director

(1)	Member of the Audit Committee.

(2)	Immediately following the Annual Meeting, Mr. El-Hillow will become a member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Compensation Committee.

(5)	Immediately following the Annual Meeting, Mr. Grady will become a member of the Audit Committee.

Directors Whose Terms Extend Beyond the Annual Meeting:

Michael El-Hillow has served as the Chairman of our Board of Directors since September 2005 and has served as a director since August of 2004. Mr. El-Hillow currently serves as Senior Vice President and Chief Financial Officer of MTM Technologies, a leading provider of sophisticated information technology solutions and services. Mr. El-Hillow served as Executive Vice President and Chief Financial Officer of Advanced Energy from November 2001 to December 2005. Prior to joining Advanced Energy, he was Senior Vice President and Chief Financial Officer at Helix Technology Corporation, a major supplier of high-vacuum products principally to the semiconductor capital equipment industry, from 1997 until 2001. Prior to Helix, he was Vice President, Finance, Treasurer and Chief Financial Officer at A.T. Cross Company and an audit partner at Ernst & Young. Mr. El-Hillow received an M.B.A. from Babson College in Babson Park, Massachusetts, received a B.S. in Accounting from the University of Massachusetts and he is a certified public accountant.

Allan H. Cohen has served as a director since September 2005. Mr. Cohen has been a senior member of Arthur Andersen LLP’s (“Andersen”) restructuring team since May 2002 and is one of a small number of individuals responsible for the winding down of Andersen’s professional services activities. Mr. Cohen was a partner with Andersen from 1984 through August 2002, serving in a variety of management roles. From 1996 to 2002, he served as the Tax Practice Director for Andersen’s northeast region (consisting of New York, New Jersey and New England) practice. From 1997 to 2002, Mr. Cohen served on both U.S. and global leadership teams with additional responsibility for knowledge and technology needs for Andersen Worldwide’s tax and legal practices. Since July 2005, Mr. Cohen has served on the board of directors of Plexus Financial Technologies, LLP, an early stage financial services software company. He also serves on the board of trustees of the Rachel Molly Markoff Foundation, which funds research and provides support services related to childhood cancer and brain tumors, and is the President of Temple Shalom of Newton, an 850 member Reform Jewish Congregation in the suburban Boston area. Mr. Cohen received his MBA from Rutgers Graduate School of Management in 1973 and his BA in Economics, with honors, from Rutgers College in 1972. Mr. Cohen is a Certified Public Accountant.

Richard M. Feldt has served as our President and Chief Executive Officer and a director since December 2003. Previously he was employed by Perseid, a developer of optical phased array technology created by Raytheon, where he served as Chief Executive Officer in 2002. Prior to that, from 2000 to 2001, Mr. Feldt served as Chief Operating Officer of SupplierMarket.com, a B2B internet supply chain management company that was sold to Ariba. From 1995 to 2000, Mr. Feldt was Senior Vice President and General Manager of Worldwide Operations at Symbol Technologies, a data transaction systems company. In addition, Mr. Feldt has held senior positions at A.T. Cross Company, Eastman Kodak Company and Spectra-Physics, Inc. He received a B.S. in Industrial Engineering from Northeastern University.

Edward C. Grady has served as a director since September 2005. Mr. Grady has been President and Chief Executive Officer of Brooks Automation, Inc. (“Brooks”) since October 2004 and a director of Brooks since September 2003. From February 2003 until October 2004, Mr. Grady was President and Chief Operating Officer of Brooks. From October 2001 until February 2003, Mr. Grady served as a consultant to Brooks. From September 2000 until January 2003, Mr. Grady was a principal in the firm of Propel Partners LLC, an investment firm headquartered in Palo Alto, California. From December 1994 through February 2003, Mr. Grady served in a variety of positions for KLA-Tencor Corp., including Executive Senior Business Advisor from September 2001 until February 2003, Executive Group Vice President of the Mercury Group from March 2001 until September 2001 and Executive Group Vice President of the Process Module Control Group from July 2000 until March 2001. Mr. Grady also currently serves on the board of directors of New Wave Research, Inc. Mr. Grady received his MBA from the University of Houston in 1980 and a B.S. in Engineering from Southern Illinois University in 1972.

Dr. Gerald L. Wilson has served as a director since July 2005. Dr. Wilson is the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology (MIT) and the former Dean of the School of Engineering at MIT. Dr. Wilson has served on MIT’s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. Dr. Wilson also served as the Chairman of the Science Advisory Board of General Motors Corporation and as the Chairman of the Science Advisory Board of Pratt and Whitney, a division of United Technologies Corporation. He is a director of NSTAR and Analogic Corporation. Dr. Wilson received his B.S. and M.S. in Electrical Engineering and his Sc.D. in Mechanical Engineering from MIT.

Directors Whose Terms Expire on the Date of the Annual Meeting:

Timothy Woodward has served as a director since May 2003 and was Chairman of our Board of Directors from November 2004 until September 2005. Mr. Woodward is a Managing Director of Nth Power, L.L.C., a venture capital firm dedicated to the global energy sector. Mr. Woodward joined Nth Power in 1998 following eight years of managing venture capital investments at Liberty Environmental Partners, a venture capital firm focused on environmental, industrial and energy technologies. In 1991, Mr. Woodward assisted in the formation of Liberty Environmental Partners, where he co-managed the firm’s venture capital activities. Prior to forming Liberty Environmental Partners, Mr. Woodward was part of the founding senior management team of First Source, a company providing industrial solvent recycling services, and from 1982 to 1987 he worked in international marketing at Claude Laval Corporation, an industrial filtration equipment manufacturer. Mr. Woodward serves on the Board of Directors of AllConnect, Comverge and H2Gen. Mr. Woodward received an M.B.A. from the University of California, Los Angeles and a B.S. in Resource Economics from the University of California, Berkeley.

Philip J. Deutch has served as a director since May 2003. Mr. Deutch is a general partner with NGP Energy Technology Partners, a private equity firm investing in small and mid-sized companies that develop energy technologies and provide technology driven products and services to the energy industry. He was a Managing Director of Perseus, L.L.C., a Washington, D.C. and New York City-based private equity firm and led Perseus’ energy technology investing from 1997 to 2005. Prior to joining Perseus, Mr. Deutch worked at Williams & Connolly and in the Mergers and Acquisitions Department of Morgan Stanley & Co. Mr. Deutch is a member of the Board of Directors of the International Center for Research on Women. Mr. Deutch received a J.D. from Stanford Law School and a B.A. from Amherst College.

Non-Director Executive Officers:

Richard G. Chleboski has served as our Vice President of Worldwide Expansion since February 2006. Mr. Chleboski served as Chief Financial Officer from August 1994 until February 2006, our Treasurer from August 1994 until April 2006 and our Secretary from May 2000 until April 2006. From June 1995 until May 2003, Mr. Chleboski served as a director. From July 1987 until February 1994, Mr. Chleboski worked at Mobil Solar Energy Corporation, the solar power subsidiary of Mobil Corporation, where he was the Strategic Planner from March 1991 until February 1994 and a Process Engineer from 1987 until 1991. Mr. Chleboski received an M.B.A. from Boston College and a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

Dr. J. Terry Bailey has served as our Senior Vice President, Marketing and Sales since August 2004. Prior to this position, Dr. Bailey was a consultant for GE Power Systems from April 2004 to August 2004. From February 2003 to April 2004, Dr. Bailey served as Vice President of Marketing and Sales for AstroPower, Inc., a leading solar technology supplier which was acquired by General Electric in August 2004. Prior to that, Dr. Bailey served as the President and Chief Executive Officer of Salus Micro Technologies from February 1999 to November 2002. Dr. Bailey served as Executive Vice President, Chief Operating Officer of NEC Technologies, Inc., a wholly owned subsidiary of NEC. Dr. Bailey earlier served as Senior Vice President, Marketing and Sales at NEC Technologies. Prior to NEC, Dr. Bailey was an executive at Apple Computer, where he served in various positions, including Senior Vice President and General Manager for Apple’s Imaging Division. Dr. Bailey received a Ph.D. in Analytical Chemistry from Florida State University, specializing in nuclear magnetic resonance research and computer system graphics integration, and he received a B.S. in Chemistry from the University of Alabama.

Donald M. Muir has served as our Chief Financial Officer and Vice President since February 2006 and our Treasurer and Secretary since April 2006. Mr. Muir served as Chief Financial Officer of American Power Conversion Corporation (“APCC”), a provider of global, end-to-end solutions for real-time infrastructure, from 1995 to 2005 and as APCC’s Senior Vice President, Finance & Administration from 2001 to 2005. Mr. Muir also served as APCC’s Treasurer from 2001 to February 2004, and as Vice President, Finance and Administration from 1998 to 2001. From 1993 to 1995, Mr. Muir was the Treasurer of Stratus Computer, Inc. where he was responsible for managing investor relations, treasury services, corporate taxation, and risk management. Prior to his appointment as Treasurer at Stratus Computer, Inc., Mr. Muir held the position of Director of Finance and Administration from 1991 to 1993 and Controller, Worldwide Sales and Service from 1988 to 1991. Mr. Muir received his MBA from Boston University and his BBA in Accounting from the University of Massachusetts at Amherst.

Gary T. Pollard has served as our Vice President, Human Resources since June 2004. Prior to joining the Company, Mr. Pollard worked as an independent consultant for regional and international companies in high technology, healthcare, pharmaceuticals and food services developing hiring, recruitment and HR programs, and designing benefit plans. From 1996 to 2002, he served as Vice President of Human Resources for The Mentor Network, a Boston-based company with 6,000 employees and 150 locations in 22 states at the time he left the company. He was also Vice President of Human Resources for Advantage Health Corporation of Woburn, Massachusetts, and Director of Human Resources for Critical Care America, based in Westborough, Massachusetts. He has also held positions at Signal Capital Corporation, Martin Marietta Aerospace and General Electric Information Services. Mr. Pollard received a B.A. in Economics from Saint Michael’s College in Vermont. He is a member of the Society of Human Resource Management and the Northeast Human Resources Association.

Dr. Brown F. Williams has served as Vice President, Research and Development since November 2004. Dr. Williams served as a director from 1999 and as Chairman of our Board of Directors from January 2004 until resigning from our Board of Directors in November 2004. From 1990 to 2003, Dr. Williams served as Chief Executive Officer and Chairman of the Board of Directors of Princeton Video Image, Inc., a company he founded in 1990. From 1988 to 1990, Dr. Williams was an independent consultant to venture capital firms. Dr. Williams has also held several research and managerial positions at RCA Laboratories from 1966 to 1998. He received a Ph.D., M.A. and A.B. and degrees in Physics from the University of California Riverside and was both a University of California Regents Fellow and a National Science Foundation Fellow.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS

Independence of Members of the Board of Directors and Committees

The Board of Directors has determined that each of Mr. Woodward, Mr. Deutch, Mr. El-Hillow, Mr. Cohen, Mr. Grady and Dr. Wilson has no relationship with the Company other than as a stockholder and as a result of service on the Board of Directors and each is independent within the meaning of the Company’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors has no relationship with the Company other than as a stockholder and service on the Board of Directors and the committee(s) thereof and each is independent within the meaning of the Company’s and Nasdaq’s director independence standards.

Board of Directors Meetings

The Board of Directors met 11 times (including telephonic meetings) during the fiscal year ended December 31, 2005. During the fiscal year ended December 31, 2005, each of our directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and all committees of the Board of Directors on which he served (during the periods that he served). Independent members of the Board of Directors of the Company meet in executive session without management present and are scheduled to do so at least five times during fiscal year 2006. Dr. William P. Sommers and Charles J. McDermott resigned from the Board of Directors effective September 29, 2005. Dr. Shaw’s term as a director expired at the 2005 Annual Meeting of Stockholders.

Policy on Director Attendance at Annual Meetings

The Company’s policy on director attendance at Annual Meetings is that all directors are expected to prepare for, attend in person and participate in the Annual Meeting of Stockholders of the Company. Excluding Mr. El-Hillow and Dr. Shaw, each director then in office attended the Company’s 2005 Annual Meeting of Stockholders.

Security Holder Communications with the Board of Directors

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the board, through an established process for security holder communication as follows:

For communication directed to the Board of Directors as a whole, security holders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to the address below:

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attn: Chairman of the Board of Directors

For communication directed to an individual director in his or her capacity as a member of the Board of Directors, security holders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to the address below:

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attn: [Name of Individual Director]

The Company will forward by U.S. Mail any such security holder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board of Directors, to whom such security holder communication is addressed to the address specified by each such director and the Chairman of the Board.

More information regarding Security Holder — Board Communications is contained in our Policy Governing Director Nominations and Security Holder — Board Communications which may be obtained by written request sent to Evergreen Solar, Inc. Nominating and Corporate Governance Committee, 138 Bartlett Street, Marlboro, Massachusetts 01752.

Audit Committee

The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consists of Mr. Cohen, Mr. El-Hillow and Mr. Woodward. Each of the members of the Audit Committee is independent within the meaning of the Company’s director independence standards and the applicable standards of Nasdaq and the SEC for audit committee membership. The Board of Directors has determined that each of Mr. Cohen and Mr. El-Hillow is an “audit committee financial expert” under the rules of the SEC.

The Audit Committee met seven times (including telephonic meetings) during 2005. The Audit Committee oversees our accounting and financial functions and periodically meets with our management and independent registered public accounting firm to review internal control over financial reporting and quarterly and annual financial reports. The primary functions of the Audit Committee are to (i) oversee the appointment, compensation and retention of the Company’s independent registered public accounting firm and to oversee the work performed by such accountants; (ii) establish policies for finance and accounting related consulting and advisory work, including but not limited to tax and internal audit related issues; (iii) assist the Board of Directors in fulfilling its responsibilities by reviewing: (a) the financial reports provided by the Company to the SEC, the Company’s stockholders or to the general public, and (b) the Company’s internal control over financial reporting; (iv) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations; (v) establish procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal control over financial reporting or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and (vi) engage advisors as necessary.

The Audit Committee operates under a written charter adopted by the Board of Directors setting out the functions the Audit Committee is to perform, a current copy of which is attached hereto as Appendix A. A copy is also available under the “Investors” section of our website. Following the Annual Meeting, the Audit Committee will consist of Mr. Cohen, Mr. El-Hillow and Mr. Grady.

Compensation Committee

The Compensation Committee of the Board of Directors currently consists of Mr. Deutch, Mr. Woodward and Mr. Grady, each of whom is independent within the meaning of the director independence standards of the Company and of Nasdaq. The Compensation Committee met six times (including telephonic meetings) during 2005. The functions of the Compensation Committee include: (i) reviewing and making recommendations to management on company-wide compensation programs and practices; (ii) taking final action with respect to the individual salary, bonus and equity arrangements of the Company’s Chief Executive Officer (the “CEO”) and other senior executives reporting directly to the CEO; and (iii) recommending, subject to approval by the Board of Directors, new equity-based plans and any material amendments thereto for which stockholder approval is required or desirable.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under the “Investors” section of our website. Following the Annual Meeting, the Compensation Committee will consist of Mr. El-Hillow and Mr. Grady.

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee or person who was a member of such committee at any time during 2005 was at any time during the past year an officer or employee of the Company (or any of our subsidiaries), was formerly an officer of the Company (or any of its subsidiaries), or had any relationship with the Company requiring disclosure herein. The Compensation Committee operates under a written charter adopted by the Board of Directors setting out the functions the Compensation Committee is to perform.

During the last fiscal year, none of our executive officers served as (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of our Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors was established on April 21, 2004 and currently consists of Mr. Deutch, Mr. Cohen and Dr. Wilson, each of whom is independent within the meaning of the director independence standards of the Company and of Nasdaq. The Nominating and Corporate Governance Committee met four times (including telephonic meetings) during 2005. The Nominating and Corporate Governance Committee is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors; (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure compliance by the Board of Directors with its fiduciary duties to the Company and its stockholders.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under the “Investors” section of our website. Following the Annual Meeting, the Nominating and Corporate Governance Committee will consist of Mr. Cohen and Dr. Wilson.

Director Nominations

Nominations by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided that such recommendations are delivered pursuant to the Policy Governing Director Nominations and Security Holder — Board Communications. A copy of this policy may be obtained by writing to Evergreen Solar, Inc. Nominating and Corporate Governance Committee, 138 Bartlett Street, Marlboro, MA 01752. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board of Directors must give written notice to the Nominating and Corporate Governance Committee of the Company via one of three methods: (i) via U.S. Mail or Expedited Delivery to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, MA 01752, c/o Secretary of the Company; (ii) via facsimile at (508) 357-2279 or (iii) via email to the Chairman of the Nominating and Corporate Governance Committee at nominations@evergreensolar.com. Such notice must set forth all information that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder — Board Communications for each person whom such stockholder proposes to nominate. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates, including the criteria set forth in the Policy Governing Director Nominations and Security Holder-Board Communications, based on whether the candidate was recommended by a stockholder or otherwise.

Evaluation of Director Candidates

Generally, the Nominating and Corporate Governance Committee identifies director candidates in consultation with management, through the use of search firms or other advisers, or through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through various means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process, including through interviews. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors.

The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications. A member of the Board of Directors should have adequate experience in disciplines relevant to the business of the Company and be free from any relationship that would interfere with, or have the appearance of interfering with, the exercise of his or her independent judgment as a member of the Board of Directors. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance also recommends candidates for the Board of Directors’ appointment to the committees of the Board of Directors.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) for the Company’s Chief Executive Officer, Chief Financial Officer and all other members of management, all directors and all employees and agents of the Company. The Code of Ethics is intended to promote the highest standards of honest and ethical conduct throughout the Company, full, accurate and timely reporting, and compliance with law, among other things. A copy of the Code of Ethics is posted on the Company’s website at www.evergreensolar.com.

The Code of Ethics prohibits any waiver from the principles of the Code of Ethics without the prior written consent of the Board of Directors of the Company. The Company intends to post on the Company’s website, www.evergreensolar.com, in accordance with the rules of the Securities and Exchange Commission any amendment of, and any waiver from, the Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, or any person performing similar functions.

AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of Mr. Allan H. Cohen, Mr. Michael El-Hillow and Mr. Timothy Woodward, each of whom is independent within the meaning of the Company’s director independence standards and the applicable standards of Nasdaq and the SEC. The Board of Directors has determined that each of Mr. Cohen and Mr. El-Hillow qualifies as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee operates under a written charter adopted by the Board of Directors setting out the functions the Audit Committee is to perform, which charter was originally adopted by the Board of Directors in May 2000 and restated in its entirety in each of April 2004 and May 2005 and which was further restated in its entirety in April 2006 by the written charter attached as Appendix A to this Proxy Statement. A copy is also available under the “Investors” section of our website. The charter of the Audit Committee is reviewed on an annual basis by the Audit Committee.

The Audit Committee met seven times (including telephonic meetings) during 2005, and periodically meets privately with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, who has unrestricted access to the Audit Committee.

Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s internal control over financial reporting. The Audit Committee oversees the accounting and financial functions of the Company and periodically meets with the Company’s management and independent registered public accounting firm to review the Company’s internal control over financial reporting and quarterly and annual financial reports. The Audit Committee also has the sole authority and is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and reviews periodically their performance and independence.

In connection with these responsibilities, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2005, and has discussed them with both management and the Company’s independent registered public accounting firm.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. PricewaterhouseCoopers LLP has provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the Audit Committee that firm’s independence.

Based on the review and discussions described above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE

Allan H. Cohen
Michael El-Hillow
Timothy Woodward

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following table sets forth the annual and long-term compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005 and whose salary and bonus exceeded $100,000 for fiscal year 2005 (collectively, the “Named Executive Officers”) for fiscal years ended December 31, 2005, 2004 and 2003. Mr. Feldt was appointed as our Chief Executive Officer and President on December 11, 2003.

Summary Compensation Table

					Long-Term
					Compensation
					Awards(1)
		Annual Compensation				Securities
				Other Annual	Restricted Stock	Underlying	All Other
Name and Principal Position(s)		Salary($)	Bonus($)(2)	Compensation($)(3)	Awards ($)(4)	Options(5)	Compensation ($)(6)

Richard M. Feldt(7)	2005	267,937	175,000	0	300,000	150,000	0
Chief Executive Officer,	2004	242,750	150,000	0	0	250,000	0
President and Director	2003	13,587	0	0	0	2,000,000	0
Dr. J. Terry Bailey(8)	2005	211,428	62,501	0	100,000	40,000	507
Sr. Vice President,	2004	62,582	10,417	0	0	220,000	0
Marketing & Sales	2003	0	0	0	0	0	0
Richard G. Chleboski	2005	178,003	83,125	0	100,000	40,000	750
Vice President, Worldwide	2004	142,343	17,852	0	0	50,000	750
Expansion	2003	136,372	4,000	0	0	275,000	0
Gary T. Pollard(9)	2005	149,481	43,751	0	100,000	40,000	750
Vice President, Human	2004	56,080	8,750	0	0	112,500	700
Resources	2003	0	0	0	0	0	0
Dr. Brown F. Williams(10)	2005	215,799	97,501	0	200,000	65,000	0
Vice President, Research	2004	10,768	0	0	0	144,301	0
and Development	2003	0	0	0	0	0	0

(1)	We did not grant any stock appreciation rights or make any long-term incentive plan payouts to the Named Executive Officers during the fiscal years ended December 31, 2005, 2004 and 2003.

(2)	Represents bonus earned during such fiscal year and paid in the following fiscal year.

(3)	No Named Executive Officers received prerequisites or other personal benefits in excess of the lesser of $50,000 or 10% of their total annual salary and bonus during the fiscal years ended December 31, 2005, 2004 and 2003. The compensation described in this table does not include medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all of our salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer’s total salary and bonus reported in this table.

(4)	Represents restricted stock awards earned during fiscal year 2005 and granted in 2006. These restricted stock awards will vest upon reaching certain performance metrics including achieving $300 million in revenue and certain gross margin and net income financial objectives. However, 100,000 shares of Dr. Williams total restricted stock award were awarded in 2005 and will vest 25% on each anniversary of the grant date.

(5)	Represents stock options earned during such fiscal year but granted in the subsequent fiscal year, except for fiscal year 2004 option awards associated with Dr. Bailey, Mr. Pollard and Dr. Williams which were associated with their new-hire awards.

(6)	Dollar amount represents our matching contributions to the 401(k) plan account of the Named Executive Officers for the fiscal year as indicated.

(7)	Mr. Feldt became an employee and executive officer when he was elected Chief Executive Officer, President and Director on December 11, 2003.

(8)	Dr. Bailey became an employee and executive officer when he was elected Senior Vice President, Marketing and Sales in August 2004.

(9)	Mr. Pollard became an employee and executive officer when he was appointed Vice President, Human Resources in June 2004.

(10)	Dr. Williams became an employee and executive officer when he was appointed Vice President, Research and Development in November 2004.

Option Grants in Last Fiscal Year

The following table provides information on option grants in fiscal year 2005 by the Company to each of the named executive officers. The Company did not grant any stock appreciation rights to the named executive officers during fiscal year 2005.

		Percent of Total
	Number of Securities	Options Granted
	Underlying Options	to Employees	Exercise Price	Expiration	Grant Date
Name	Granted(1)	in Fiscal Year(2)	($/Share)	Date	Present Value (3)

Richard M. Feldt	250,000	24.4%	$7.30	March 4, 2015	$1,661,775
Dr. J. Terry Bailey	20,000	2.0%	$7.30	March 4, 2015	$132,918
Richard G. Chleboski	50,000	4.9%	$7.30	March 4, 2015	$332,355
Gary T. Pollard	12,500	1.2%	$7.30	March 4, 2015	$83,089
Dr. Brown F. Williams	20,000	2.0%	$7.30	March 4, 2015	$132,918

(1)	Unless otherwise noted, all options granted in fiscal year 2005 vest 25% on each anniversary of the grant date.

(2)	In fiscal year 2005, the Company granted options to employees to purchase a total of approximately 1,024,172 shares.

(3)	The Company used a Black-Scholes model of option valuation to determine grant date present value. Calculations for the named executive officers are based on the Company’s expectations that its options, on average, will be exercised within 6.25 years of grant. Other assumptions used in the Black-Scholes valuations are: risk free rate of return of 4.9%; annual dividend yield of 0%; and volatility of 130%. The resulting values are reduced by 6% to reflect the Company’s experience with forfeitures.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to options to purchase our common stock granted to the Named Executive Officers, including (i) the number of shares of common stock purchased upon exercise of options in the fiscal year ended December 31, 2005; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2005; and (iv) the value of unexercised options at exercise prices equal to or less than the market value of the common stock at December 31, 2005 (“In-the-Money”).

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

					Value of Unexercised
	Shares		Number of Securities Underlying Unexercised Options held at		In-the-Money Options at
	Acquired on	Value	December 31, 2005(2)		December 31, 2005($)(3)
Name	Exercise	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard M. Feldt	162,000	$1,360,620	838,000	1,250,000	$7,575,520	$9,877,500
Dr. J. Terry Bailey	15,000	$146,700	35,000	170,000	$288,750	$1,304,500
Richard G. Chleboski	0	$0	269,511	187,500	$2,072,334	$1,368,375
Gary T. Pollard	17,500	$164,810	7,500	87,500	$59,700	$638,875
Dr. Brown F. Williams	36,448	$347,967	145,460	20,000	$1,027,072	$67,000

(1)	Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying common stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2)	On February 27, 2006, the Company’s management adopted stock ownership guidelines (the “Stock Ownership Guidelines”) which are intended to encourage members of the Company’s senior management team to have a portion of their personal wealth invested in common stock of the Company. The Stock Ownership Guidelines will require members of the Company’s senior management team to achieve certain stock ownership levels by January 1, 2009 based on the equity award date. Failure to reach the established guidelines by January 1, 2009 will result in the reduction of future equity awards. The Stock Ownership Guidelines are intended to be in place until the sooner of retirement, termination of employment or the movement of the employee to a position that is not part of the Company’s senior management team.

(3)	Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying common stock as quoted on The Nasdaq Stock Market, Inc. on December 30, 2005 of $10.65 per share, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the Named Executive Officers upon exercise of options.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of our common stock that may be issued under equity compensation plans:

			(c)
	(a)		Number of securities remaining
	Number of securities to be	(b)	available for future issuance
	issued upon exercise	Weighted-average exercise	under Equity compensation
	of outstanding options,	price of outstanding options,	plans (excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	11,150,000	$3.15	5,092,471
Equity compensation plans not approved by security holders	0	—	0
Total	11,150,000	$3.15	5,092,471

Director Compensation

Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees of the Board of Directors on which they serve. Directors are also eligible to participate in the Amended and Restated 2000 Stock Option and Incentive Plan. On September 29, 2005, our Board of Directors approved a revised Compensation Policy for Directors effective October 1, 2005. Under this Compensation Policy for Directors, directors will receive an immediately vested option to purchase 15,000 shares of the Company’s common stock upon their initial election or appointment to the Board. Directors will annually receive (i) an option to purchase 7,500 shares of the Company’s common stock which will vest in full over 12 months and (ii) $10,000. The Chairman of the Board of Directors will receive an additional $2,500 and an immediately vested option to purchase 5,000 shares of the Company’s common stock annually. Committee members will receive $1,500 for attendance at each committee meeting. Committee chairs will receive an immediately vested option to purchase 5,000 shares of the Company’s common stock annually. The Board of Directors may, from time to time, set lump-sum compensation for special committees.

Prior to the adoption of the revised Compensation Policy for Directors, non-employee directors, including directors affiliated with our stockholders, were entitled to receive options to purchase 10,000 shares of common stock upon their election to the board. These options vested immediately. All non-employee directors received 10,000 options at the annual meeting of the Board of Directors and received an additional 10,000 options at each annual meeting thereafter. These annual option grants vested daily, and directors who joined the Board of Directors between annual meetings received a pro-rated number of options based on the date such director joined the Board of Directors. Directors also received, at their option, an additional $2,500 or 2,500 fully vested options at the end of each quarter of service on the Board of Directors. The Chairman of the Board received an additional $5,000 or 5,000 fully vested options, at his or her option, on the date of the annual meeting each year. If the Chairman was elected between annual meetings, he or she received a pro-rata number based on the date of such election. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received an additional 2,500 fully vested options on the date of the annual meeting each year and the chairman of each such committee received an additional 1,000 fully vested options on such date.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is currently composed of Mr. Philip J. Deutch, Mr. Timothy Woodward and Mr. Edward Grady. Pursuant to authority delegated by the Board of Directors, the Compensation Committee reviews and evaluates the performance of the Company’s executive officers and makes recommendations to the Board of Directors regarding the appropriate level of base compensation and bonus and other incentive compensation for certain senior employees, including all executive officers other than the Chief Executive Officer, whose base compensation, bonus and other incentive compensation the Compensation Committee establishes and approves. The Compensation Committee is also responsible for establishing general compensation policies and guidelines and for administering and making recommendations and awards under the Company’s Amended and Restated 2000 Stock Option and Incentive Plan and the Company’s Amended and Restated 2000 Employee Stock Purchase Plan.

Overview and Philosophy.  The Company’s executive compensation policies are designed to:

•	provide compensation that attracts, motivates and retains experienced and well-qualified executives capable of leading the Company to meet its business objectives;

•	recognize and reward performance of the Company’s executive officers, both as individuals and as members of a cohesive management team, in meeting certain strategic objectives;

•	align the interests of the Company’s executive team with those of the Company; and

•	align the interests of the Company’s executive team with those of the Company’s stockholders through long-term equity-based incentives.

The Company’s executive officers receive a compensation package consisting of base salary, incentive cash bonuses, long-term incentive awards in the form of stock options and restricted stock awards, and participation in benefit plans generally available to all of the Company’s employees. In setting executive officer compensation levels, the Committee is guided by the following considerations:

•	a portion of each executive officer’s compensation should be contingent upon the achievement of specific predetermined corporate objectives as well as upon each executive officer’s individual level of performance;

•	compensation levels should reflect the Company’s past performance and expectations of future performance;

•	compensation levels should be competitive with compensation generally being paid to executives in the Company’s industry to ensure the Company’s ability to attract and retain experienced and well-qualified executives; and

•	a significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests.

The Committee also considered the Company’s financial performance in fiscal year 2005, certain milestones achieved by the Company, and individual executive officer duties. Additional factors which the Compensation Committee considered with respect to each executive officer’s compensation package for fiscal year 2005 are summarized below. The Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years. Also, the committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company’s long-term goals and strategies.

Base Salary.  Fiscal year 2005 base salaries for the Company’s executive officers were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Generally, salary decisions for the Company’s executive officers are made after the end of each fiscal year. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation. Base salary levels for each of the Company’s executive officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

Bonus Compensation.  In determining bonus compensation for the Company’s executive officers, the Compensation Committee evaluates the Company’s achievement of its strategic objectives, individual performance and the actual performance of each such executive officer. The balance of cash-incentive versus equity-based bonus is driven both by the individual’s performance as well as by the Company’s overall performance and situation. Future bonus compensation, if any, will be awarded based on factors described above as well as any additional factors the Committee deems necessary.

Long Term Incentive Compensation.  The Compensation Committee believes that stock option participation and restricted stock awards align the interests of executive officers with those of the stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with a longer term view and may help to retain such persons. Long-term incentive compensation, in the form of stock options and restricted stock awards, allows executive officers to share in any appreciation in the value of the Company’s common stock. The Compensation Committee generally grants stock options that become exercisable over a four year period as a means of encouraging executive officers to remain with us and promote the Company’s success. In general, the Compensation Committee awards stock options to the Company’s executive officers with exercise prices equal to the market price of a share of the Company’s common stock on the date of grant. Restricted stock awards vest upon reaching certain performance metrics, including achieving revenue, gross margin and net income financial objectives. As a result, executive officers will benefit from these stock option grants and restricted stock awards only to the extent that the price of the Company’s common stock increases and the Company’s stockholders have also benefited.

When establishing stock option grant levels, the Compensation Committee considers general corporate performance, individual performance, the Chief Executive Officer’s recommendations (except with respect to his own stock option grant levels), level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

The Compensation Committee generally grants an initial stock option award to executive officers at the time they commence employment, consistent with the number of options granted to peers within and outside the industry at similar levels of seniority. In addition, the Compensation Committee may make performance-based grants from time-to-time, as it deems appropriate. In making such performance-based grants, the Compensation Committee considers individual contributions to the Company’s financial, operational and strategic objectives. For fiscal year 2005, the Committee awarded certain of the Company’s executive officers additional stock option awards in recognition of the Company’s performance during fiscal year 2005 in 2006.

Other Benefits.  The Company also offers various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase shares of the Company’s common stock at a discount, and offers a 401(k) Plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers.

Chief Executive Officer Compensation.  Compensation for the Company’s Chief Executive Officer and President was determined in accordance with the policies applicable to the Company’s other executive officers described above. In addition, the Committee considered the Company’s overall performance, the performance of the management team, compensation paid by competing companies, and the Company’s prospects, among other objective and subjective factors.

Mr. Feldt’s base salary for fiscal year 2005 was $267,937, which represents an increase of $17,937 over his 2004 base salary. Mr. Feldt earned bonus compensation of $175,000 for fiscal year 2005, of which $125,000 was paid in 2006. The number of options granted to Mr. Feldt in fiscal year 2005 is set forth in the table captioned “Option Grants in Last Fiscal Year” above. The total options held by Mr. Feldt at December 31, 2005 is set forth in the table captioned “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” above. The Compensation Committee believes Mr. Feldt’s compensation as Chief Executive Officer is consistent with the compensation received by chief executive officers at companies within the same industry in which the Company operates, as adjusted to reflect the relative size of the Company to such comparable companies.

Tax Deductibility of Executive Compensation.  In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation Committee.

THE COMPENSATION COMMITTEE:

Philip J. Deutch
Edward C. Grady
Timothy Woodward

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that all transactions set forth below were made on terms no less favorable to us than would have been obtained from unaffiliated third parties. We have adopted a policy that all transactions between us and any of our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained unaffiliated third parties, and will be approved by a majority of the disinterested members of our Board of Directors.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each of our directors and executive officers for any and all expenses (including attorney fees), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by us, which approval may not be unreasonably withheld), in connection with any action suit or proceeding arising out of the individual’s status as a director or executive officer of the Company and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by us.

Changes in Control

The Company is not aware of any arrangements the operation of which may at a subsequent date result in a change in control of the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

In the event the Company is acquired at a stock price of at least $5.00, the unvested balance of Mr. Feldt’s December 2003 stock option grant shall immediately vest. As of December 31, 2005, the value of Mr. Feldt’s unvested shares from this stock option grant was $8,650,000.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock against the cumulative total return of (i) the Hemscott Weighted Nasdaq Index (the “NASDAQ Market Index”) and (ii) an SIC Index that includes all organizations in the Hemscott Group 836 Code Index — Diversified Electronics (the “SIC Code Index”) for the five fiscal years beginning January  1, 2001 and ending December 31, 2005. The comparison assumes $100 was invested at the close of business on December 29, 2000, the last trading day before the beginning of the Company’s fifth preceding fiscal year, in our common stock and in each of the foregoing indices and assumes any dividends were reinvested, if any. The comparisons are provided in response to SEC disclosure requirements and are not intended to forecast or be indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
EVERGREEN SOLAR, INC., SIC CODE INDEX
AND NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON DEC. 29, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Evergreen Solar, Inc.	$100.00	$50.37	$19.11	$24.89	$64.74	$157.78
SIC Code Index	$100.00	$57.97	$36.63	$57.50	$56.52	$55.81
NASDAQ Market Index	$100.00	$79.71	$55.60	$83.60	$90.63	$92.62

(1)	The preceding Stock Performance Graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and shall not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Information used on the graph was obtained from Hemscott, Inc., a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

PROPOSAL ONE

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit and Related Fees for Fiscal 2004 and 2005

The following table sets forth a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services for the fiscal years ended December 31, 2004 and 2005, respectively:

	2004	2005

Audit Fees(1)	$379,500	$604,490
Audit-Related Fees(2)	0	0
Tax Fees(3)	39,425	25,138
All Other Fees	0	0

Total	$418,925	$629,628

(1)	Audit Fees represent fees for professional services relating to the audit of our financial statements and the review of the financial statements included in our quarterly reports.

(2)	Audit-Related Fees represent fees for assurance and related services that are reasonably related the performance of the audit or review of financial statements and not reported under “Audit Fees”.

(3)	Tax Fees principally represent fees for professional services for tax compliance, tax advice and tax return preparation relating to our fiscal year end.

The Audit Committee meets regularly with PricewaterhouseCoopers LLP throughout the year and reviews both audit and non-audit services performed by PricewaterhouseCoopers LLP as well as fees charged by PricewaterhouseCoopers LLP for such services. In engaging PricewaterhouseCoopers LLP for the services described above, the Audit Committee has determined that the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP’s independence in the conduct of its auditing functions pursuant to the auditor independence rules of the SEC.

Pre-approval Policies and Procedures.  The chairman of the Audit Committee is appointed to provide initial approval for further services proposed by PricewaterhouseCoopers LLP up to $50,000, subject to the approval from the other Audit Committee members. Such an appointment allows PricewaterhouseCoopers LLP to commence an engagement without being delayed due to scheduling. The Audit Committee at the next scheduled meeting would make full approval of further services. Approximately $18,000 and $5,000 of services were performed by PricewaterhouseCoopers LLP that were approved under the Company’s pre-approval policy relating to fiscal year 2005 and fiscal year 2004, respectively.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of shares of the Company’s common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Abstentions have the same effect as a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

STOCKHOLDER PROPOSALS

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2007 Annual Meeting of Stockholders, the written proposal must be received at our offices at 138 Bartlett Street, Marlboro, Massachusetts 01752 no later than December 28, 2006. If the date of the 2007 Annual Meeting of Stockholders is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting of Stockholders, the deadline for inclusion of proposals in the Company’s proxy statement is instead a reasonable time before the Company begins to print and mail its proxy materials. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

For a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the stockholder must provide the information required by the Company’s bylaws and give timely notice to the Company in accordance with the Company’s bylaws, which, in general, require that the notice be received by the Company not earlier than the close of business on November 28, 2006, and not later than the close of business on December 28, 2006. If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the 2007 Annual Meeting of Stockholders, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business on the 90th prior to the meeting and no later than the close of business on the later of the following two dates: (i) the 60th day prior to the meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. A copy of the relevant bylaw provision is available upon written request to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752, Attention: Chief Financial Officer.

APPENDIX A

EVERGREEN SOLAR, INC.

Audit Committee Charter
(Amended and Restated on April 24, 2006)

A.	Statement of Policy

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board of Directors”) of Evergreen Solar, Inc. (the “Corporation”) is to assist the Board in fulfilling its responsibilities to the stockholders, potential stockholders, and investment community, by assisting in the Board of Director’s oversight of: the quality and integrity of the Corporation’s financial statements and accounting practices, the systems of internal accounting and financial controls, the independent accounting firm’s qualifications and independence, and the performance of the Company’s independent accounting firm. Further, the Committee shall produce the Committee’s report to be included in the Corporation’s annual proxy statement.

This Charter specifies the structure, processes and membership requirements of the Committee and the scope of the responsibilities of the Committee and the manner in which those responsibilities shall be performed.

This Charter is intended as a component of the governance framework within which the Board of Directors, assisted by its committees, directs the affairs of the Corporation. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s Certificate of Incorporation and By-Laws, it is not intended to establish any legally binding obligations.

B.	Purpose and Scope

The Committee shall exercise the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Corporation’s independent public accountants, (b) overseeing the work performed by any independent public accountants, including conduct of the annual audit and quarterly reviews, (c) establishing policies for finance and accounting related consulting and advisory work, including but not limited to tax and internal audit related issues, (d) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (the “SEC”), the Corporation’s stockholders or to the general public, and (ii) the Corporation’s internal control our financial reporting, (e) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations, (f) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal control over financial reporting or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, and (g) engaging advisors as necessary.

The Corporation’s management team is responsible for designing and implementing the Corporation’s accounting and financial reporting systems. Management is responsible for preparing the financial statements of the Corporation, including ensuring the completeness, accuracy and conformity to generally accepted accounting principles of the financial statements, and for planning the annual audit of such financial statements.

The Corporation’s independent registered public accounting firm is responsible for auditing (1) the Corporation’s annual financial statements, (2) management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting and (3) the effectiveness of the Corporation’s internal control over financial reporting. Further, the independent public accountants will be responsible for reviewing the Corporation’s unaudited financial statements prior to their inclusion in quarterly filings with the SEC.

C.	Composition and Meetings

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, each of whom shall (i) meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, (ii) not have participated in the preparation of the financial statements of the Corporation at any time during the past three years, and (iii) be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be “financially literate,” which is defined as having a basic understanding of finance and accounting and having the ability to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

The Committee shall ensure that all necessary and proper disclosures shall be made in all applicable filings with the SEC as to composition of the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. Independence and financial ability is to be determined by the Board of Directors in its business judgment.

The members of the Committee shall be elected by the Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee, at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the Corporation’s independent auditors in separate executive sessions or provide the opportunity for full and frank discussion without members of senior management present. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

D.	Responsibilities and Duties

To fulfill its responsibilities and duties the Committee shall:

Document Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually.

2. Review and discuss with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Corporation’s annual report on Form 10-K with the SEC. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review and discuss with representatives of management and representatives of the independent accounting firm the Corporation’s quarterly unaudited financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3. Take steps designed to ensure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q using professional standards and procedures for conducting such reviews.

Independent Accounting Firm

4. Have sole authority and be directly responsible for the appointment, compensation, retention (including the authority not to retain or to terminate) and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The authority of the Committee shall include the sole authority to approve the hiring and firing of the Corporation’s independent auditors, all engagement fees and terms and all non-audit engagements as may be permissible with the Corporation’s independent auditors.

5. Approve in advance any and all audit and non-audit services to be performed by the independent accounting firm and adopt and implement policies for such pre-approval.

6. Determine funding necessary for compensation of any independent accounting firms and notify the Corporation of anticipated funding needs of the Committee.

7. Be directly responsible for the resolution of any disagreements between management and the Corporation’s independent accounting firm regarding financial reporting matters.

8. Review and provide guidance with respect to the external audit and the Corporation’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the Corporation’s independent auditors regarding relationships and services with the Corporation which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors peer review conducted every three years; (iv) discussing with the Corporation’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the Corporation’s independent auditors in accordance with the applicable SEC requirements. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the Corporation’s independent accounting firm.

9. Perform the following activities: (i) meet with the independent accounting firm and financial management for the Company to review the scope of the proposed external audit for the current year; (ii) require that independent accounting firm inform the Committee of any significant changes in the independent auditors’ original audit plan; and (iii) evaluate the performance of the independent accounting firm and consider corrective measures, including the discharge of the independent accounting firm, when circumstances warrant.

Financial Reporting Processes

10. Review on a continuing basis the adequacy of the Corporation’s internal control over financial reporting, including meeting periodically with the Corporation’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Corporation’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure. The Committee’s responsibilities under this paragraph shall include a review of and discussion with management and the Corporation’s independent auditors regarding management’s report on internal control over financial reporting and the independent auditors’ attestation and report on management’s assertions, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as well as the preparation and content of any officer certifications required by the Sarbanes-Oxley Act of 2002 or the SEC to be filed with the Corporation’s Quarterly Reports of From 10-Q, Annual Reports on Form 10-K or any other periodic report filed with the SEC.

11. Regularly review the Corporation’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of the Corporation’s independent accounting firm as to whether it has any concerns relative to the quality of management’s accounting policies.

12. Review, in conjunction with counsel, any legal matters that could have a significant impact on the Corporation’s financial statements.

Compliance

13. Engage outside advisors, including but not limited to, counsel, independent accounting consultants and/or other experts, as it determines necessary to carry out its duties.

14. Determine funding necessary for ordinary administrative expenses of the Committee and for compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

15. Establish procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal control over financial reporting, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

16. Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

17. Provide oversight of, and review at least annually, the Corporation’s risk management policies, including its investment policies.

Reporting

18. If necessary, institute special investigations with full access to all books, records, facilities and personnel of the Corporation.

19. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

20. Instruct the Corporation’s management to disclose in its annual proxy statement for each annual meeting of stockholders, Form 10-K and Form 10-Q the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors (or committee thereof) in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors (or committee thereof).

Members of the Committee may not receive any compensation from the Corporation, except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided that (i) the fees related to any such service do not exceed an amount to be established from time to time by the Committee, and (ii) such pre-approval decision is presented to the full Committee at its scheduled meetings.

While the Committee has the responsibilities and powers set forth in this Charter, the Committee is not responsible for planning or conducting audits, establishing the Corporation’s accounting and financial reporting systems or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

* * *

  EVERGREEN SOLAR, INC.
  138 BARTLETT STREET
  MARLBORO, MA 01752
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717
(MAIL CODE)
VOTE BY INTERNET — www.proxvvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Evergreen Solar, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Evergreen Solar, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000 è	000000000000
PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	SOLAR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
EVERGREEN SOLAR, INC.
     02          0000000000          000419470050
The Board of Directors unanimously recommends a vote “FOR” proposal 1.

Vote on Proposal		For	Against	Abstain

1.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

2.	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

For address changes, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

P29479
Signature [PLEASE SIGN WITHIN BOX] Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

123,456,789,012 30033R108 23
	Signature (Joint Owners)	Date

EVERGREEN SOLAR, INC.
Proxy for Annual Meeting of Stockholders
June 8, 2006
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Richard M. Feldt and Donald M. Muir, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution to vote all shares of stock of Evergreen Solar, Inc. (the “Company”) which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of Evergreen Solar, Inc. to be held on Thursday, June 8, 2006, at 11:00 a.m. Eastern Time, at the Royal Plaza Hotel & Trade Center, 181 Boston Post Road West, Marlboro, MA 01752, and at any continuation or adjournments thereof, with all powers that the undersigned would have if personally present at the meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated on or about April 26, 2006, and a copy of the Evergreen Solar, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Evergreen Solar, Inc., gives notice of such revocation.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)

2